JWOD PROGRAM AGREEMENT

THIS JWOD PROGRAM AGREEMENT (the “Agreement”) is entered into as of the ________ day of June, 2004 (by and between Omniglow Corporation (“Omniglow”), a Delaware corporation, having its principal place of business at 96 Windsor Street, West Springfield, Massachusetts 01089, and LC Ind., Inc. (“LCI”), a non-profit, North Carolina corporation, having its principal place of business at 4500 Emperor Boulevard, Durham, North Carolina 27703. Omniglow and LCI are referred to herein individually as a “Party” and together as the “Parties”.

WHEREAS, both Parties are committed to creating, participating in and supporting a program (the “Program”) under the Javits-Wagner-O’Day Act (“JWOD Act”) for the manufacture, packaging, sale and supply of the chemiluminescent devices specified in Exhibit A attached hereto (“Products”) required by the United States Government. For purposes of this Agreement, the term “United States Government” shall mean and include all agencies and other entities acting on behalf of the government of the United States for purposes of procuring Products for use by United States personnel and agencies, including, but not limited to, the U.S. General Services Administration, Defense Logistics Agency, and U.S. Base Stores operated directly or in partnership by LCI or National Industries for the Blind (“NIB”) or NISH.

WHEREAS, LCI is a non-profit corporation and has received an exclusive assignment from NIB to manufacture, package and supply the Products.

Omniglow Corporation
Confidential

WHEREAS, Omniglow qualifies as a “small business concern” under the U.S. Small Business Act.

WHEREAS, Omniglow (or its predecessor) has been the exclusive manufacturer and supplier of the Products to the United States Government since 1972, and Omniglow anticipates that it would continue to be such exclusive manufacturer and supplier if it did not contract with LCI under this Agreement.

WHEREAS, LCI estimates that its manufacturing, packaging and supply of the Products pursuant to this Agreement will result in the creation of a minimum of twelve (12) jobs for people who are blind.

WHEREAS, Omniglow is a supporter of the JWOD Act and its goals and objectives, and, in furtherance thereof, is interested in creating a long term exclusive business relationship with LCI, by means of this Agreement.

WHEREAS, Omniglow is the owner of several U.S. Patents, trade secrets, and know-how relevant to the manufacture of Products and other chemiluminescent devices (collectively, the “Proprietary Know-how”).

WHEREAS, LCI requires the Proprietary Know-how and Intellectual Property of Omniglow to be able to manufacture, package and supply the Products to the United States Government.

WHEREAS, Omniglow is willing to transfer the Proprietary Know-how to LCI on a royalty-free basis to allow LCI to perform under this Agreement.

Accordingly, the Parties desire to enter into this Agreement to evidence the terms governing the Program and the terms upon which, among other things, Omniglow will be the sole and exclusive supplier of certain Product subassembly parts, materials and equipment to LCI for the manufacture by LCI of Products to be supplied to the United States Government.

The Parties agree as follows:

1.           Term.

(a)
The term of this Agreement (“Term”) will commence on the Effective Date (as defined in Section 1(b)) and, unless earlier terminated as provided in this Agreement, will continue for five (5) years from the Effective Date (the “Initial Term”). At the end of the Initial Term, the Term shall automatically extend for an additional five (5) year period (the “First Extension Term”) unless Omniglow gives written notice of termination to LCI at least 365 days prior to the last day of the Initial Term. Thereafter, the Term shall be automatically extended for two (2) additional five (5) year periods (the “Second Extension Term” and the “Third Extension Term”, respectively) unless Omniglow gives written notice of termination to LCI at least 365 days prior to the last day of the First Extension Term or the Second Extension Term, as the case may be. After the Third Extension Term, if any, the Term may be extended for additional one (1) year periods upon mutual written agreement of the Parties. For that purpose, at least one hundred eighty (180) days prior to the expiration of (i) the Third Extension Term, if any, and (ii) each one (1) year portion of the Term thereafter, if any, the Parties shall arrange a meeting to discuss whether to extend the Term. The Parties shall hold such meeting at a mutually agreeable place and time, and each Party shall have in attendance at least one senior corporate official with authority to confirm an extension of the Term. Further, each Party agrees to act reasonably and in good faith in considering whether to extend the Term. If Omniglow gives written notice to LCI of termination pursuant to this Section 1(a) or if the Term expires, notwithstanding the resulting termination or expiration of the Agreement, Omniglow agrees to continue to provide to LCI the services, subassembly parts, and materials set forth in Exhibit B upon the terms contained herein, for a reasonable period (not to exceed one (1) year, unless otherwise agreed to by Omniglow), for the sole purpose of allowing LCI to provide Products in satisfaction of the requirements of all contracts between LCI and the United States Government that are outstanding as of the end of the then current portion of the Term. For purposes of this Agreement, “Term” shall mean (unless earlier terminated as provided in this Agreement) the (i) Initial Term, (ii) until and unless this Agreement is terminated by Omniglow as provided in this Section 1(a), any Extension Terms, and (iii) any additional one (1) year periods, if any, that are agreed upon by the Parties.

(b)
Notwithstanding anything else contained herein, this Agreement shall become effective only upon the fulfillment of the following condition precedent: The Committee for Purchase from the Blind or Other Severely Disabled (the “Committee”) lists the Products on its Procurement List (the “Procurement List”). In such event, the “Effective Date” of this Agreement shall be same date as the effective date of the first contract between LCI and the United States Government for the Products.

2.           Duties and Responsibilities of the Parties.

(a)	LCI shall have sole responsibility for the following:

(i)
obtaining and maintaining, at LCI’s expense, all contracts, licenses, permits or other authorizations from the United States Government that are necessary to supply Products thereto under the JWOD Act, in order for LCI to fulfill its obligations contemplated under this Agreement;

(ii)	compliance with all JWOD Act requirements;

(iii)	obtaining the necessary equipment, services, subassembly parts and materials from Omniglow and other vendors, and providing the services, as set forth on Exhibit B attached hereto;

(iv)	manufacturing, packaging and supplying Products to the United States Government in accordance with the requirements of all contracts between LCI and the United States Government;

(v)	providing to Omniglow, when requested, information on orders, shipments, remaining inventory levels of Products, subassembly parts and materials;

(vi)	abiding by all rules, regulations, and directives established by the Committee related to the sale of Products under the JWOD Act.

(vii)
as to any agreements necessary or convenient for LCI to enter into with the Committee or NIB in connection with the supply of Products to the United States Government, including, but not limited to agreements regarding Product pricing, informing Omniglow thereof and conferring with Omniglow regarding them, on a timely basis, but not later than ninety (90) days prior to the JWOD Annual Price Review.

(b)	Omniglow shall have the sole responsibility for the following:

(i)
providing to LCI the services, subassembly parts, and materials set forth in Exhibit B so as to allow LCI to supply the Products in accordance with the time requirements of the contracts between LCI and the United States Government, subject to LCI’s compliance with the procedures for forecasting, inventory maintenance, ordering and other matters as are established by the parties pursuant to sub-section (c) below;

(ii)	selling or leasing to LCI all equipment necessary for LCI to manufacture the Products; and

(iii)	complying with all rules, regulations, and directives established by the Committee that LCI provides to Omniglow in writing and that are consistent with the terms of this Agreement.

(c)
Omniglow and LCI agree to work together and with all necessary third parties to maximize sales of Products to the United States Government. Prior to commencement of the operations described above, Omniglow and LCI shall therefore meet and confer to establish formal written procedures for forecasting Product sales, setting inventory levels for Products, subassembly parts and other materials, ordering lead times, and such other matters as are necessary to efficiently work together to allow LCI to provide Products as required by the United States Government. Omniglow and LCI also agree to discuss and negotiate in good faith for the inclusion in this Agreement of all enhancements and replacements of the Products, if any, or a separate agreement with regard to the same.

3.           Compensation to LCI for Sales of Products to the United States Government.

LCI will receive the full price from the United States Government for all sales of Products made thereto in accordance with the terms of this Agreement, subject to the terms of compensation of Omniglow set forth below.

4.           Compensation to Omniglow for Supply of the Services, Subassembly Parts, and Materials Set Forth in Exhibit B.

(a)          LCI will pay Omniglow for services, subassembly parts, and materials supplied by it hereunder at the prices set forth in Exhibit B. All such prices are subject to increase, annually; provided, however, that the aggregate of such price increases by Omniglow hereunder during each of the Initial Term, the First Extension Term, the Second Extension Term and the Third Extension, as the case may be, may not exceed ten percent (10%) of the price in effect at the commencement of the Initial Term, the First Extension Term, the Second Extension Term or the Third Extension Term, as applicable, respectively; and, provided further, that to the extent that any price increase allowed under the foregoing proviso cannot be recovered by LCI by an increase in its price of the corresponding Product or Products to the United States Government, Omniglow’s price increase shall be limited to 50% of the increase to which Omniglow would otherwise be entitled. Such increases, if any, shall be communicated to LCI by Octoberl of each year and shall become effective on January 1 of the following year, commencing January 1, 2005.

(b)           Payment to Omniglow shall be due on a net thirty (30) day basis, in accordance with Omniglow invoices.

(c)           The sale or lease of equipment by Omniglow to LCI shall be separately negotiated.

(d)           Should Omniglow not receive full compensation as contemplated herein and in Exhibit B for any reason (other than a breach of this Agreement by Omniglow), Omniglow shall have the right to terminate this Agreement ten (10) days after written notice to LCI that it has not received full compensation and LCI’s failure to deliver same within such ten (10) day period.

5.            Termination Rights.

(a)           LCI will have the right to terminate this Agreement upon written notice to Omniglow if: (i) Omniglow is in breach of any term, condition, warranty or covenant of this Agreement and fails to cure that breach within sixty (60) days after receipt of written notice of such breach; (ii) Omniglow files a petition for bankruptcy, becomes insolvent, admits in writing to insolvency or inability to pay its debts or perform its obligations as they mature, or makes an assignment for the benefit of creditors; (iii) Omniglow has a petition in bankruptcy filed against it and it is not dismissed within sixty (60) days of the filing date; (iv) any change occurs in the legal or regulatory requirements applicable to the subject matter of this Agreement that would render performance of a material obligation of LCI hereunder illegal or otherwise subject to legal challenge, unless performance of such material obligation is waived by Omniglow within sixty (60) days following receipt by Omniglow of written notice of termination from LCI; or (v) Omniglow liquidates, commences dissolution proceedings or sells substantially all of its assets (other than in the context of a merger or acquisition of Omniglow and subject to assignment and assumption in accordance with Section 23 of this Agreement); (vi) the Products are no longer listed on the Procurement List; (vii) LCI no longer has any contracts to supply Products to the United States Government; (viii) LCI does not obtain or loses its authority to participate in the Program, or to participate in the Program on an exclusive basis; or (ix) another non-profit corporation that is a member of NIB or NISH receives an assignment for the manufacture or supply of the Products or a portion thereof.

(b)           Omniglow will have the right to terminate this Agreement upon written notice to LCI if: (i) LCI is in breach of any term, condition, warranty or covenant of this Agreement and fails to cure that breach within sixty (60) days after receipt of written notice of such breach; (ii) LCI files a petition for bankruptcy, becomes insolvent, admits in writing to insolvency or inability to pay its debts or perform its obligations as they mature, or makes an assignment for the benefit of creditors; (iii) LCI has a petition in bankruptcy filed against it and it is not dismissed within sixty (60) days of the filing date; (iv) any change occurs in the legal or regulatory requirements applicable to the subject matter of this Agreement that would render performance of a material obligation of Omniglow hereunder illegal or otherwise subject to legal challenge, unless performance of such material obligation is waived by LCI within sixty (60) days following receipt by LCI of written notice of termination from Omniglow; (v) LCI does not obtain or loses its authority to participate in the Program or to participate in the Program on an exclusive basis; (vi) LCI breaches or is in default under any contract entered into between it and the United States Government for the supply of Products and such default is not due to the failure of Omniglow to supply services, subassembly parts, or materials to LCI in accordance with this Agreement; (vii) LCI liquidates, commences dissolution proceedings or sells substantially all of its assets (other than in the context of a merger or acquisition of LCI and subject to assignment and assumption in accordance with Section 23 of this Agreement); (viii) the Products are no longer listed on the Procurement List; (ix) LCI no longer has any contracts to supply Products to the United States Government; or (x) another non-profit corporation that is a member of NIB or NISH receives an assignment for the manufacture or supply of the Products or a portion thereof.

(c)           Upon termination of this Agreement for any reason, LCI shall return to Omniglow any and all equipment provided to it by Omniglow in connection with LCI’s performance hereunder, except as may be otherwise provided in any other agreement that may be entered into between the Parties in connection with such equipment.

6.           Exclusive Program Agreement.

(a)            The parties agree that this Agreement will be the exclusive arrangement for each of them for the supply of Products to the United States Government under the JWOD Act. For purposes of clarity, the Parties acknowledge and agree that, notwithstanding anything else contained herein, Omniglow has previously submitted a bid to the United States Government to supply all requirements thereof for certain chemical light devices and accessories, similar to but differing from the Products, solicited under U.S. Defense Supply Center Solicitation SPO560-03-R-0169, and that to the extent that Omniglow is awarded a contract to supply any of such devices or accessories, it will do so directly, not subject to this Agreement and without the participation of LCI. Additionally, if the United States Government solicits Products outside of the JWOD Act for any reason, Omniglow may supply such Products to the United States Government directly, not subject to this Agreement and without the participation of LCI. LCI shall not manufacture or sell any Products to the United States Government other than those containing the subassembly parts and materials supplied by Omniglow, as described in Exhibit B, and LCI shall not sell any Products or any other chemiluminescent devices to any entity other than the United States Government without Omniglow’s prior written consent.

(b)       In view of the close cooperation which shall be required to execute the Program, the expenditures which shall be incurred, and the necessity to exchange the Proprietary Know-how and other confidential business and technical information for the purposes of this Agreement, LCI agrees that until this Agreement expires or is terminated in accordance with the provisions herein, LCI shall not participate in any manner in the preparation or submission of proposals or bids or any part thereof, by itself or by any third party, relating to or competitive with this Agreement or the Program, nor provide any services, data, information or other assistance to any third party in furtherance thereof nor enter into any agreement with any third party for the provision of services or materials relating to or competitive with this Agreement or the Program, without the prior written consent of Omniglow, which Omniglow may grant or withhold in its sole and absolute discretion.

7.           Confidentiality.

In the performance of or otherwise in connection with this Agreement, one Party (“Discloser”) may disclose to the other Party (“Recipient”) certain Confidential Information of the Discloser. “Confidential Information” means any information of either Party that is not generally known to the public, whether of a technical, business or other nature (including, but not necessarily limited to, trade secrets, know-how and information relating to such Party’s technology, customers, business plans, product information, promotional and marketing activities, finances and other business affairs of such Party) and which a reasonable business person would deem confidential. The Recipient will treat the Discloser’s Confidential Information confidentially, and during and after the Term will: (a) use the Confidential Information of the Discloser solely for the purposes of performing under this Agreement; (b) take suitable precautions and measures to maintain the confidentiality of the Confidential Information of the Discloser; and (c) not disclose or otherwise furnish the Confidential Information of the Discloser to any third party other than employees or independent contractors of the Recipient who have a need to know the Confidential Information to perform its obligations under this Agreement, provided such employees or independent contractors are obligated to maintain the confidentiality of the Confidential Information and the Discloser has authorized such disclosure in advance.

The obligations under this Section will not apply to any: (a) approved use or approved disclosure of any information pursuant to the exercise of the Discloser’s rights under this Agreement; (b) information that is generally known or available to the public other than through a violation of this Agreement; (c) information that is obtained by the Recipient from a third party (other than in connection with this Agreement) who was not under any obligation of secrecy or confidentiality with  respect to such information; (d) information that is independently developed by the Recipient without reference to any Confidential Information; (e) any disclosure required by applicable law, provided that the Recipient will use reasonable efforts to give advance notice to and cooperate with the Discloser in connection with any such disclosure, and provided further that the Recipient shall limit such disclosure to only that information that is required to be disclosed; and (f) any disclosure made with the explicit consent of the Discloser. The Recipient shall promptly return to the Discloser all copies of any Confidential Information of the Discloser in its possession or control upon written request, made at any time either before or after any termination or expiration of the Term.

8.           Intellectual Property Ownership and Licenses.

Each Party owns and shall retain all right, title and interest in its own intellectual property rights, including without limitation, names, logos, trademarks, service marks, trade dress, copyrights, patents, and proprietary technology; provided, however, that Omniglow hereby grants to LCI, for the period during which this Agreement remains in effect, an exclusive, royalty-free license under all Proprietary Know-how owned by Omniglow which is applicable to Products or the services, subassembly parts, and materials to be provided by Omniglow hereunder, to make, use and sell Products, solely for the purpose of supplying Products to the United States Government in accordance with the terms of this Agreement.

Subject to the owning Party’s prior written approval, each Party grants the other a revocable, non-exclusive, license to use, reproduce and transmit its name, logos, trademarks, service marks, and trade dress, solely for the purpose of effectuating each Party’s respective obligations hereunder during the Term. Neither Party may sublicense, assign or transfer any such licenses for any purpose, and any attempt at such sublicense, assignment or transfer shall be void ab initio.

It is the intention of the Parties that the Products will be co-branded with the brands of both Parties. The Parties will therefore engage in good faith negotiations to agree upon co-branded packaging for the Products and will co-own any intellectual property rights associated with any co-branding developed for use with the Products and not previously owned by either party.

9.          Warranties and Representations.

Each Party (the “Warranting Party”), to induce the other Party to enter into this Agreement, represents, warrants and covenants that: (1) the Warranting Party has the full corporate right and authority, and possesses all licenses, permits, authorizations and rights to intellectual property required to enter into this Agreement and to perform the acts required of it hereunder; (2) the performance by the Warranting Party pursuant to this Agreement and/or the rights herein granted to the other Party will not conflict with or result in a breach or violation of any of the terms or provisions, or constitute a default under any agreement by which the Warranting Party is bound; (3) the Warranting Party owns all right title and interest in and to its marks and all associated intellectual property rights (including, with respect to Omniglow, the Proprietary Know-how), and none of its marks or any other related materials or items delivered to the other Party by the Warranting Party under this Agreement will violate, misappropriate or infringe any intellectual property right or other right of any third party; and (4) with respect to the performance of its obligations hereunder, the Warranting Party will comply with all applicable laws, rules and regulations.

Omniglow represents and warrants to LCI that each sub-assembly part supplied by Omniglow to LCI hereunder will meet the specification for such sub-assembly part referenced on Exhibit B and their respective specifications books.

LCI represents and warrants to Omniglow that (i) as of the date of this Agreement, LCI has the exclusive assignment from NIB to manufacture or supply the Products to the United States Government and no other non-profit corporation which is a member of NIB or NISH has such an assignment from NIB or NISH or the Committee, and (ii) to LCI’s actual knowledge and based on LCI’s understanding of the JWOD laws, rules and regulations in effect as of the date of this Agreement, no other non-profit corporation that is or may become a member of either NIB or NISH will receive an assignment under the JWOD laws, rules and regulations in effect as of the date of this Agreement from either NIB or NISH or the Committee for the manufacture, package or supply of the Products to the United States Government so long as LCI’s assignment from NIB for same is in full force and effect.

The representations and warranties and covenants in this section are continuous in nature and shall be deemed to have been given by each Party at execution of this Agreement and at each stage of performance hereunder. These representations, warranties and covenants shall survive termination or expiration of this Agreement.

EXCEPT FOR THE SPECIFIC REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10.         Indemnification and Limitation of Liability.

Each Party (the “Indemnifying Party”) hereby agrees to indemnify, defend and hold harmless the other Party (the “Indemnified Party”) and its affiliates, directors, officers, employees and agents, from and against any and all liability, claims, losses, damages, injuries or expenses (including reasonable attorneys’ fees) brought by a third party, arising out of a breach, or alleged breach, of any of its representations, warranties, covenants or obligations herein or resulting from or based on any negligent or wrongful act or omission committed by the Indemnifying Party, or its officers, directors, agents or employees related to the Indemnifying Party’s performance under this Agreement.

In no event shall either Party be liable to the other Party for any incidental, indirect or consequential damages (including, but not limited to, lost profits) arising from or related to any services performed or goods developed pursuant to this Agreement.

11.         Compliance with Laws.

The parties, in the performance of this Agreement, shall fully comply with any and all applicable federal, state and local laws, rules, regulations and ordinances, including, without limitation, Section 27 of the Office of Federal Procurement Policy Act, 41 U.S.C. 423, including all implementing regulations and other governmental implementation thereof. Insofar as relevant, the parties shall likewise comply with all laws and rules of foreign countries that may be applicable. To the extent that any such laws, ordinances, regulations or rules require their inclusion in this Agreement, they are hereby incorporated by this reference.

In addition, the parties agree to provide promptly to each other any and all information and certifications requested by the other and required by the Government.

Each party agrees to indemnify and save harmless the other party, its officers, employees and agents from and against any claims, liabilities, losses or costs, including reasonable attorney’s fees, attributable to or resulting from its noncompliance with the requirements of this Section.

This indemnification shall survive the termination of this Agreement.

12.         Employees.

The parties agree that during the term of this Agreement and for a period of one (1) year after the expiration or termination of this Agreement, neither party shall, without the advance written consent of the other, actively solicit for employment any person or persons employed by the other who is working on or with respect to this Agreement or the Program.

13.         Scope of Agreement.

This Agreement shall relate only to the Program, and nothing herein shall be deemed to:

(a)           Confer any right or impose any obligation or restriction on either Party with respect to any other program effort or marketing activity at any time undertaken by either Party, jointly or separately; or

(b)           Preclude either Party from soliciting or accepting a prime contract or subcontract from any third party prime contractor (or subcontractor of any tier) under any other program or under the JWOD Act for any services, parts, devices or products not covered by this Agreement; or

(c)           Limit the rights of either Party to promote, market, sell, lease, license or otherwise dispose of its other services, parts, devices or products, except where such would conflict with the obligations of the Party under this Agreement.

14.    Relationship.

Each Party shall act as an independent contractor and shall have no authority to obligate or bind the other in any respect. Nothing contained herein shall cause either Party to be deemed to be a partner or venturer with the other or to create or establish any partnership or venture between the Parties.

15.         Disruption of Performance.

If performance hereunder is prevented, restricted or interfered with by any act or condition whatsoever beyond the reasonable control of a Party, the Party so affected, upon giving prompt written notice to the other Party, shall be excused from such performance to the extent of such prevention, restriction or interference; provided, however, that during the continuance of such condition, the unaffected party may take reasonable steps to obtain its benefits under this Agreement from another source; and, provided further, that if such situation continues for one hundred twenty (120) days, the unaffected party may terminate this Agreement in its entirety upon written notice to the affected party at any time thereafter, so long as such condition continues.

16.         Non-competition.

LCI agrees that it will not compete with Omniglow, directly or indirectly, in the manufacture or sale, in any form, of the Products, services, subassembly parts or materials that are the subject of this Agreement during the Term and, for a period of one (1) year thereafter. This clause does not apply if LCI properly terminates this Agreement: (i) as a result of Omniglow’s breach pursuant to Clause 5(a); or (ii) pursuant to Section 15 above.

17.         Publicity.

Neither Party will issue any press release or make any other public announcement or otherwise disclose any information relating to the transactions contemplated by this Agreement without the prior written consent of the other Party hereto, which consent will not be unreasonably withheld, conditioned or delayed except that any Party may make any disclosure required to be made by it under applicable law if such Party determines in good faith that it is appropriate to do so and gives prior written notice to the other Party.

18.         Disputes.

Each Party commits that in the event a dispute should arise under this Agreement or relating in any manner hereto, the Parties shall first endeavor to resolve their dispute by good faith negotiations between the Parties. In the event the Parties are unable to resolve the matter, the Parties agree to attempt in good faith to mediate their dispute within thirty (30) days after the dispute initially arose, using a third party mediator. All mediation proceedings shall be confidential, and no information exchanged in such mediation shall be discoverable or admissible in any litigation involving the Parties. Notwithstanding the foregoing, in the event that either party requires, prior to or pending mediation, an equitable remedy to protect its interest or must file a lawsuit to preclude a defense that the statute of limitations has expired, it shall have the right to commence litigation limited to such purposes.

In the event the Parties are unable to mediate their dispute to satisfactory resolution, then any litigation between the Parties shall be conducted in Federal District Court in Springfield, Massachusetts, if the dispute satisfies the jurisdictional amount, and if there is diversity between the Parties. If such conditions are not satisfied, then the matter may be litigated in state court in the City of Springfield, Massachusetts. Each Party hereby consents to the jurisdiction of all of said courts for purposes of this Agreement.

19.           Governing Law.

The laws of the Commonwealth of Massachusetts shall govern the validity, construction, scope, and performance of this Agreement, without giving effect to the conflict of laws rules thereof, except as to provisions hereof that are governed by the laws of the United States.

20.           Remedies.

Unless otherwise expressly provided herein, the rights and remedies of the Parties under this Agreement are in addition to, and not in limitation of, any other rights and remedies that may exist at law or in equity, and the exercise of one right or remedy shall not be deemed a wavier of any other right or remedy.

21.         Counterparts.

This Agreement may be executed in one or more counterparts, all of which taken together shall form one and the same instrument. The Parties agree that execution may be achieved in any format convenient to the Parties.

22.         Severability.

The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

23.         Assignment.

Neither this Agreement nor any interest herein may be assigned, in whole or in part, by either party without the prior written consent of the other party; provided, however, that if either party is the subject of a merger or acquisition, the Agreement may be assigned to the entity participating in or resulting from the merger or acquisition so long as such entity assumes, in writing, all of the assigning party’s obligations under this Agreement and written confirmation of such assignment and assumption are delivered to the other party.

24.         Modification.

Neither Party may modify any of the terms and conditions contained in this Agreement without the prior written consent of the other Party and no modification shall be effective unless it is in writing and signed by the Parties.

25.         Notice.

Any notice, request, instruction or other document to be given hereunder by either Party to the other shall be in writing, and delivered personally or by overnight courier, express mail, or certified mail, return receipt requested, postage prepaid (such mailed notice to be effective on the date such receipt is signed by the receiving Party), as follows:

If to Omniglow:	Omniglow Corporation 96 Windsor Street West Springfield, MA 01089 Attention: President

If to LCI:	LC Ind., Inc.
4500 Emperor Boulevard Durham, North Carolina 27703 Attention: President

26.         Integration.

This Agreement, together with all Exhibits attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof. This Agreement supersedes, and the terms of this Agreement govern, any prior agreements with respect to the subject matter hereof with the exception of any prior confidentiality agreements between the Parties.

27.        Authority.

The Parties represent and certify that they have received the approval of their respective Board of Directors to enter this Agreement.

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first set forth above.

LC IND., INC.		OMNIGLOW CORPORATION

By:	/s/ William L. Hudson	By:	/s/ Thomas C. McCarthy
	William L. Hudson, President		For Fred Kaplan, President

EXHIBIT A

PRODUCTS

Product (NSN)
6260-01-178-5560
6260-01-074-4229
6260-01-247-0363
6260-01-195-9753
6260-01-230-8601
6260-01-178-5559
6260-01-247-0368
6260-01-218-5146
6260-01-074-4230
6260-01-196-0136
6260-00-106-7478
6260-01-282-7630
6260-01-265-0614
6260-01-247-0362
6260-01-265-0612
6260-01-247-0367
6260-01-265-0613

EXHIBIT B

The services, subassembly parts and materials to be provided by Omniglow and LCI, respectively, and the amounts payable to Omniglow for the services, subassembly parts and materials provided by it, shall be subject to change over time, as set forth below and in the following Schedules:

1.   From Agreement Inception through December 31, 2005 (“Phase I”):

Omniglow shall manufacture and ship to LCI the subassembly parts for the Products specified on Schedule I hereto (the “Schedule I Parts”), as ordered by LCI.

Upon request by LCI, Omniglow will provide reasonable technical assistance services to LCI at no additional cost.

LCI shall obtain other necessary subassembly parts from other vendors, QC the incoming Schedule I Parts and other subassembly parts, manufacture and warehouse the Products in accordance with the specifications of the United States Government, and shall pick, pack and ship them in accordance with purchase orders therefor.

At the option of LCI, Omniglow shall sell or lease machinery necessary for Product manufacturing during Phase I to LCI pursuant to a mutually acceptable agreement to be negotiated between the Parties.

Schedule I Part numbers, specifications, Product references and prices from Omniglow to LCI during Phase I are set forth on Schedule I hereto.

2.   From January 1, 2006 through December 31, 2008 (“Phase II”):

Omniglow shall manufacture and ship to LCI the subassembly parts for the Products specified on Schedule II hereto (the “Schedule II Parts”), as ordered by LCI.

Upon request by LCI, Omniglow will provide reasonable technical assistance services to LCI at no additional cost.

LCI shall obtain other necessary subassembly parts from other vendors, QC the incoming Schedule II Parts and other subassembly parts, manufacture and warehouse the Products in accordance with the specifications of the United States Government, and shall pick, pack and ship them in accordance with purchase orders therefor.

At the option of LCI, Omniglow shall sell or lease additional machinery necessary for Product manufacturing during Phase II to LCI pursuant to a mutually acceptable agreement to be negotiated between the Parties.

Schedule II Part numbers, specifications, Product references, and prices from Omniglow to LCI during Phase II are set forth on Schedule II hereto.

3.    From January 1, 2009 and Thereafter (“Phase III”):

During Phase III, the Parties will explore the feasibility of expanding LCI’s manufacturing responsibilities to include one or more of the following:

(a)	injection molding of subassembly plastic parts;

(b)	filling of injection molded subassembly parts with subassembly chemicals and subassembly filled ampoules, and sealing such parts;

(c)	subassembly chemical filling and sealing of glass ampoules; and

(d)	subassembly manufacturing of glass ampoules.

At the option of LCI, Omniglow shall sell or lease additional machinery necessary for Product manufacturing during Phase III to LCI pursuant to a mutually acceptable agreement to be negotiated between the Parties.

Subassembly part numbers, specifications, Product references, and prices from Omniglow to LCI during Phase III shall be adjusted as appropriate to account for the transfer of any additional manufacturing responsibilities from Omniglow to LCI.

SCHEDULE I

PHASE I

OMNIGLOW SUBASSEMBLY PART NUMBERS,
SPECIFICATIONS. PRODUCT REFERENCES AND PRICES

Omniglow Part No.	Specification Index	Product Reference (NSN)	Initial Price*
	No.**
***	1	6260-01-178-5560	***
***	2	6260-01-074-4229	***
***	3	6260-01-247-0363	***
***	4	6260-01-195-9753	***
***	5	6260-01-230-8601	***
***	6	6260-01-178-5559	***
***	7	6260-01-247-0368	***
***	8	6260-01-218-5146	***
***	9	6260-01-074-4230	***
***	10	6260-01-196-0136	***
***	11	6260-00-106-7478	***
***	12	6260-01-282-7630	***
***	13	6260-01-265-0614	***
***	14	6260-01-247-0362	***
***	15	6260-01-265-0612	***
***	16	6260-01-247-0367	***
***	17	6260-01-265-0613	***

*Price is per subassembly part.

**Specifications 1 through 17 are set forth in
Omniglow Specifications Manual
for Phase I Subassembly Parts for LCI

*** - Confidential treatment requested. Confidential portions of this agreement have been redacted and have been separately filed with the Commission.

SCHEDULE II

PHASE II

OMNIGLOW SUBASSEMBLY PART NUMBERS,
SPECIFICATIONS, PRODUCT REFERENCES AND PRICES

Omniglow Part No.	Specification Index	Product Reference (NSN)	Estimated Initial Price*
	No.**
***	18	6260-01-178-5560	***
***	19	6260-01-074-4229	***
***	20	6260-01-247-0363	***
***	21	6260-01-195-9753	***
***	22	6260-01-230-8601	***
***	23	6260-01-178-5559	***
***	24	6260-01-247-0368	***
***	25	6260-01-218-5146	***
***	26	6260-01-074-4230	***
***	27	6260-01-196-0136	***
***	28	6260-00-106-7478	***
***	29	6260-01-282-7630	***
***	30	6260-01-265-0614	***
***	31	6260-01-247-0362	***
***	32	6260-01-265-0612	***
***	33	6260-01-247-0367	***
***	34	6260-01-265-0613	***

* Price is per subassembly part. Initial prices set forth above are estimated and are subject to increase upon inception of Phase II, depending upon Omniglow’s cost experience between the date of this Agreement and January 1, 2006.

**Specifications 18 through 34 are set forth in Omniglow Specifications Manual for Phase II Subassembly Parts for LCI.

*** - Confidential treatment requested. Confidential portions of this agreement have been redacted and have been separately filed with the Commission.